UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant / X /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /	Preliminary Proxy Statement

/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/ /	Definitive Proxy Statement

/ X /	Definitive Additional Materials

/ /	Soliciting Material Pursuant to Sec. 240.14a-12

PUTNAM FUNDS TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,
if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ X /	No fee required

/ /	Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

/ /	Fee paid previously with preliminary materials.

/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

November 2017

Dear Putnam Shareholder:

We recently mailed you proxy materials seeking your vote on a proposal related to your investment in Putnam Global Sector Fund. Our records show that we have not yet received your vote. Please take a moment to vote on this important matter.

There are three ways to quickly and easily cast your vote:

Online: Visit www.proxyvote.com and enter the control number that appears on your proxy card. Follow the on-screen prompts to vote.

By mail: Return your completed proxy card in the postage-paid envelope. It must be received before November 16, 2017.

By phone: Call 1-833-501-4819, Monday through Friday, 9:00 a.m.–10:00 p.m. Eastern Time, to speak with a proxy specialist. Or, if you have your proxy materials, call the number on your card and follow the touch-tone prompts to vote.

Thank you for your assistance in this matter. Your prompt vote will reduce the need for additional mailings.

Sincerely,

308976 10/17